Exhibit 23.1

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated February 4, 2000 included in this Form 10-K, into the Company's previously filed Registration Statement (File No. 333-85911) on Form S-8.

ARTHUR ANDERSEN LLP

San Jose, California
March 27, 2000